UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Service Corporation International

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Service Corporation International

Proxy Statement and 2008 Annual Meeting Notice

2008 Annual Meeting

Date: Wednesday, May 14, 2008
Time: 9:00 a.m. Houston time
Place: Newmark Group Auditorium
American Funeral Service Training Center
415 Barren Springs Drive
Houston, Texas 77090

Service Corporation International
1929 Allen Parkway, P.O. Box 130548

Houston, Texas 77219-0548	April 3, 2008

Dear Shareholder,

As the owner of shares of Service Corporation International, please accept my invitation to attend the Company’s Annual Meeting of Shareholders. It is scheduled for Wednesday, May 14, 2008, at 9:00 a.m. Houston time in the Newmark Group Auditorium of the American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas. During the meeting, we will report on how our Company performed for its shareholders during 2007 and share with you our plans for the future. You will have an opportunity to ask questions, express your views, and meet members of SCI’s executive team and Board of Directors.

On behalf of the Board of Directors and our employees, I would like to express our appreciation for your continuing support. I look forward to greeting in person all shareholders who are able to join us at our Annual Meeting.

Sincerely,

R. L. Waltrip
Chairman of the Board

Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 14, 2008

To Our Shareholders:

The Annual Meeting of Shareholders of Service Corporation International (“SCI” or the “Company”) will be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas at 9:00 a.m. Houston time on May 14, 2008 for the following purposes:

1. To elect four nominees to the Board of Directors (the “Board”).

2.	To approve the appointment of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2008 fiscal year.

3. To transact such other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares entitled to vote is required for a quorum.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience in order to ensure a quorum at the meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Gregory T. Sangalis
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 3, 2008

PROXY STATEMENT
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
VOTING SECURITIES AND PRINCIPAL HOLDERS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

PROXY STATEMENT

Proxy Voting: Questions & Answers

Q: Who is entitled to vote?
A: Shareholders of record who held common stock of SCI at the close of business on March 17, 2008 are entitled to vote at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on that date, there were outstanding 261,118,093 shares of SCI common stock, $1.00 par value (“Common Stock”).

Q: What are shareholders being asked to vote on?
A: Shareholders are being asked to vote on the following items at the Annual Meeting:

•	Election of four nominees to the Board of Directors.

•	Approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2008 fiscal year.

The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of each of the proposals.

Q: How do I vote my shares?
A: You can vote your shares using one of the following methods:

•	Vote through the internet at www.proxyvote.com using the instructions on the proxy or voting instruction card.

•	Vote by telephone using the toll-free number shown on the proxy or voting instruction card.

•	Complete, sign and return a written proxy card in the pre-stamped envelope provided.

•	Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Unless you are planning to vote at the meeting, your vote must be received on or before May 13, 2008.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier voting instructions.

Q: What if I want to vote in person at the Annual Meeting?
A: The Notice of Annual Meeting of Shareholders provides details of the date, time and place of the Annual Meeting, if you wish to vote in person.

Q: How does the Board of Directors recommend voting?
A: The Board of Directors recommends voting:

•	FOR each of the four nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.

•	FOR approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2008 fiscal year.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?
A: By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matters properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.

Q: Why is it important to vote via the internet or telephone, or send in my proxy card so that it is received on or before May 13, 2008?
A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 17, 2008 is present at the meeting in person or by proxy. It is for this reason that we urge you to vote via the internet or telephone or send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

Q: Can I revoke my proxy once I have given it?
A: Yes. Your proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, Gregory T. Sangalis. Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

Q: How will the votes be counted?
A: Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, they will be voted for the nominees listed therein (or for other nominees as provided above) and for approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Holders of SCI common stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares for which voting power has been withheld.

Q: What if my SCI shares are held through a bank or broker?
A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

Q: How does a shareholder or interested party communicate with the Board of Directors, committees or individual directors?
A: Any shareholder or interested party may communicate with the Board of Directors, any committee of the Board, the non-management directors as a group or any director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee, the non-management directors or such individual director or directors, c/o Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.

Q: What is the Company’s Web address?
A: The SCI home page is www.sci-corp.com. At the website, the following information is available for viewing. The information below is also available in print to any shareholder who requests it.

•	Bylaws of SCI

•	Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

•	Corporate Governance Guidelines

•	Principles of Conduct and Ethics for the Board of Directors

•	Code of Conduct and Ethics for Officers and Employees

Q: How can I obtain a copy of the Annual Report on Form 10-K?
A: A copy of SCI’s 2007 Annual Report on Form 10-K is furnished with this proxy statement to each shareholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing to Investor Relations, P.O. Box 130548, Houston, Texas 77219-0548.

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card are furnished to shareholders beginning on or about April 3, 2008.

ELECTION OF DIRECTORS

The Board of Directors consists of eleven members and is divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect four directors to the Board. These directors will be elected for three-year terms expiring in 2011. Set forth below are profiles for each of the four candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING NOMINEES.

Thomas L. Ryan
Age: 42	Director Since: 2004	Term Expires: 2011

Mr. Ryan was elected Chief Executive Officer of Service Corporation International in February 2005 and has served as President of SCI since July 2002. Mr. Ryan joined the Company in 1996 and served in a variety of financial management roles until November 2000, when he was asked to serve as Chief Executive Officer of European Operations. In July 2002, Mr. Ryan was appointed Chief Operating Officer of SCI, a position he held until February 2005. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. He holds a bachelor’s degree in business administration from the University of Texas at Austin. Mr. Ryan is a member of the Young Presidents’ Organization and serves on the Board of Trustees of the Texas Gulf Coast United Way.

SCI Common Shares Beneficially Owned(1): 1,474,292(2) Other Directorships Currently Held: None

Malcolm Gillis
Age: 67	Director Since: 2004	Term Expires: 2011

Malcolm Gillis, Ph.D., is a University Professor and former President of Rice University, a position he held from 1993 to June 2004. He is an internationally respected academician and widely published author in the field of economics with major experience in fiscal reform and environmental policy. Dr. Gillis has taught at Harvard and Duke Universities and has held named professorships at Duke and Rice Universities. He has served as a consultant to numerous U.S. agencies and foreign governments. Additionally, he has held memberships in many national and international committees, boards, and advisory councils. He holds Bachelor’s and Master’s degrees from the University of Florida and a Doctorate from the University of Illinois.

SCI Common Shares Beneficially Owned(1): 40,350
Other Directorships Currently Held: AECOM Technology Corporation, Electronic Data Systems Corp., Halliburton Co. and Introgen Therapeutics, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 948,100 shares which may be acquired by Mr. Ryan upon exercise of stock options exercisable within 60 days of March 17, 2008.

Clifton H. Morris, Jr.
Age: 72	Director Since: 1990	Term Expires: 2011

Mr. Morris has been Chairman of AmeriCredit Corp. (financing of automotive vehicles) since May 1988, previously having served as Chief Executive Officer and President of that company. Previously, he served as Chief Financial Officer of Cash America International, prior to which he owned his own public accounting firm. He is a certified public accountant with 45 years of certification, a Lifetime Member of the Texas Society of Certified Public Accountants and an Honorary Member of the American Institute of Certified Public Accountants. Mr. Morris was instrumental in the early formulation and initial public offerings of SCI, Cash America International and AmeriCredit Corp., all of which are now listed on the New York Stock Exchange. From 1966 to 1971, he served as Vice President of treasury and other financial positions at SCI, returning to serve on the Company’s Board of Directors in 1990. Mr. Morris was named 2001 Business Executive of the Year by the Fort Worth Business Hall of Fame. He is also an avid community volunteer, having served on the Community Foundation of North Texas, Fort Worth Chamber of Commerce and Fort Worth Country Day School.

SCI Common Shares Beneficially Owned(1): 128,227 Other Directorships Currently Held: AmeriCredit Corp.

W. Blair Waltrip
Age: 53	Director Since: 1986	Term Expires: 2011

Mr. Waltrip held various positions with SCI from 1977 to 2000, including serving as Vice President of Corporate Development, Senior Vice President of Funeral Operations, Executive Vice President of SCI’s real estate division, Chairman and CEO of Service Corporation International (Canada) Limited (a subsidiary taken public on The Toronto Stock Exchange) and Executive Vice President of SCI. Mr. Waltrip’s experience has provided him with knowledge of almost all aspects of the Company and its industry with specific expertise in North American funeral/cemetery operations and real estate management. Since leaving SCI in 2000, Mr. Waltrip has been an independent investor, primarily engaged in overseeing family and trust investments. Mr. Waltrip is the son of SCI’s founder, R. L. Waltrip.

SCI Common Shares Beneficially Owned(1): 2,146,202 Other Directorships Currently Held: Sanders Morris Harris Group, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

The following are profiles of the other continuing directors currently serving on the Board of SCI:

R. L. Waltrip
Age: 77	Director Since: 1962	Term Expires: 2009

Mr. Waltrip is the founder and Chairman of the Board of SCI. He has provided invaluable leadership to the Company for over 41 years. A licensed funeral director, Mr. Waltrip grew up in his family’s funeral business and assumed management of the firm in the 1950s. He began buying additional funeral homes in the 1960s and achieved significant cost efficiencies through the “cluster” strategy of sharing pooled resources among numerous locations. At the end of 2007, the network he began had grown to include more than 1,700 funeral service locations and cemeteries. Mr. Waltrip took SCI public in 1969. Mr. Waltrip holds a bachelor’s degree in business administration from the University of Houston.

SCI Common Shares Beneficially Owned(1): 4,626,917(2)
Other Directorships Currently Held: None

Alan R. Buckwalter
Age: 61	Director Since: 2003	Term Expires: 2010

Mr. Buckwalter retired in 2003 as Chairman of J.P. Morgan Chase Bank, South Region after a career of over 30 years in banking that involved management of corporate, commercial, capital markets, international, private banking and retail departments. He served as head of the Banking Division and Leveraged Finance Unit within the Banking and Corporate Finance Group of Chemical Bank and Chairman and CEO of Chase Bank of Texas. Mr. Buckwalter has attended executive management programs at Harvard Business School and the Stanford Executive Program at Stanford University. He is a Board member of the National Association of Corporate Directors (Houston chapter). He is also an avid community volunteer, serving on the Boards of Texas Medical Center, the American Red Cross (Houston chapter) and BCM Technologies, Inc.

SCI Common Shares Beneficially Owned(1): 67,587
Other Directorships Currently Held: Plains Exploration and Production Company

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 2,853,132 shares which may be acquired by Mr. R. L. Waltrip upon exercise of stock options exercisable within 60 days of March 17, 2008.

Anthony L. Coelho
Age: 65	Director Since: 1991	Term Expires: 2009

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services. From October 1995 to September 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation.

SCI Common Shares Beneficially Owned(1): 101,808
Other Directorships Currently Held: CepTor Corporation, Stem Cell Innovation, Inc. and Warren Resources, Inc.

A.J. Foyt, Jr.
Age: 73	Director Since: 1974	Term Expires: 2009

Mr. Foyt achieved prominence as a racing driver who was the first four-time winner of the Indianapolis 500. His racing career spanned four decades and three continents — North America, Europe and Australia. Since his retirement from racing in 1994, Mr. Foyt has engaged in a variety of commercial and entrepreneurial ventures. He is the President and owner of A. J. Foyt Enterprises, Inc. (assembly, exhibition and competition with high-speed engines and racing vehicles), and has owned and operated car dealerships that bear his name. He has also been involved in a number of commercial real estate investment and development projects, and has served as a director of a Texas bank.

SCI Common Shares Beneficially Owned(1): 155,553
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Victor L. Lund
Age: 60	Director Since: 2000	Term Expires: 2010

Since December 2006, Mr. Lund served as Chairman of the Board of DemandTec, Inc., a software company. From May 2002 to December 2004, Mr. Lund served as Chairman of the Board of Mariner Healthcare, Inc. From 1999 to 2002, he served as Vice Chairman of the Board of Albertsons, Inc. prior to which he had a 22-year career with American Stores Company in various positions, including Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Prior to that time, Mr. Lund was a practicing audit CPA for five years, held a CPA license and received the highest score on the CPA exam in the State of Utah in the year that he was licensed. He also holds an MBA and a BA in Accounting.

SCI Common Shares Beneficially Owned(1): 92,235
Other Directorships Currently Held: Borders Group Inc., Del Monte Foods Company, Delta Air Lines, Inc. and Teradata Corporation

John W. Mecom, Jr.
Age: 68	Director Since: 1983	Term Expires: 2010

Mr. Mecom has been involved in the purchase, management and sale of business interests in a variety of industries. He has owned and managed over 500,000 acres of surface and mineral interests throughout the U.S. He has been involved in the purchase, renovation, management and sale of luxury hotels in the U.S., Peru and Mexico. He purchased the New Orleans Saints NFL team in 1967 and sold his interest in 1985. He is currently Chairman of the John W. Mecom Company and principal owner of John Gardiner’s Tennis Ranch.

SCI Common Shares Beneficially Owned(1): 80,199
Other Directorships Currently Held: None

Edward E. Williams
Age: 62	Director Since: 1991	Term Expires: 2009

Dr. Williams holds the Henry Gardiner Symonds Chair (an endowed professorship) at the Jesse H. Jones Graduate School of Management at Rice University, where he teaches classes on entrepreneurship, value creation, venture capital investing, business valuations, leveraged buyouts and the acquisition of existing concerns. Dr. Williams has been named by Business Week as the Number Two Entrepreneurship Professor in the United States. Dr. Williams holds a PhD with specialization in Finance, Accounting and Economics. He has taught finance, accounting, economics and entrepreneurship at the graduate level, has written numerous articles in finance, accounting, economics and entrepreneurship journals, has taught courses in financial statement analysis and continues to do academic research in his areas of specialty. He is the author or co-author of over 40 articles and nine books on business planning, entrepreneurship, investment analysis, accounting and finance.

SCI Common Shares Beneficially Owned(1): 237,894
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Board Composition and Meetings

The Board of SCI is comprised of a majority of independent directors. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all comprised entirely of directors who are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations and the listing standards of the New York Stock Exchange. The Board of Directors held four meetings in 2007. Each Board member attended at least 75% of the total number of meetings of the Board and Board committees on which he served. Although the Board does not have a policy on director attendance at annual meetings, ten Board members attended the Company’s 2007 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Secretary at least 120 calendar days prior to the anniversary of the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s integrity, character and accountability;

•	the prospective nominee’s ability to provide wise and thoughtful counsel on a broad range of issues;

•	the prospective nominee’s financial literacy and ability to read and understand financial statements and other indices of financial performance;

•	the prospective nominee’s ability to work effectively as part of a team with mature confidence;

•	the prospective nominee’s ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities; and

•	the commitment of the prospective nominee to prepare for and attend meetings and to be accessible to management and other directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines incorporate the director independence standards of the New York Stock Exchange. The portion of the Guidelines addressing director independence is as follows:

“3.1 Board Independence

The majority of the Board of Directors of SCI will be comprised of independent directors, meaning directors who have no material relationship with SCI (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with SCI). In addition, the Audit, Compensation, and

Nominating and Corporate Governance Committees of SCI will be comprised entirely of independent directors.

The Nominating and Corporate Governance Committee of SCI will review the independence of SCI’s directors on an ongoing basis to ensure that Board and Board committee composition is consistent with these principles and with the rules of the New York Stock Exchange and/or other applicable rules.”

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2008. For this review, the Board considered the findings and recommendations of the Nominating and Corporate Governance Committee. The Board and the Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Guidelines, with the exception of R. L. Waltrip, Thomas L. Ryan and W. Blair Waltrip. Messrs. R. L. Waltrip and Ryan are considered inside directors because of their employment as senior executives of the Company. Mr. W. Blair Waltrip is considered a non-independent director because he is the son of an executive officer, Mr. R. L. Waltrip.

Board Committees

Name of Committee
and Members	Functions of the Committee

Audit Committee Victor L. Lund (Chair) Alan R. Buckwalter, III Malcolm Gillis Clifton H. Morris, Jr. Edward E. Williams Meetings In 2007 Six
• Assists the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance and the performance of the Company’s internal audit function.
• Reviews the annual audited financial statements with SCI management and the independent auditor, including items noted under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any major issues regarding accounting principles and practices. This includes a review of analysis by management and by the independent auditor of any significant financial reporting issues and judgments made in the preparation of the financial statements, including the effect of alternative GAAP methods.

• Reviews SCI’s quarterly financial statements with management and the independent auditor prior to the release of quarterly earnings and the filing of quarterly reports with the SEC, including the results of the independent auditor’s reviews of the quarterly financial statements.

• Reviews with management and the independent auditor the effect of any major changes to SCI’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on SCI’s financial statements.

• Oversees and reviews the performance and effectiveness of SCI’s internal audit function.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Audit Committee (Cont’d)
• Reviews the qualifications, independence and performance of the independent auditor annually and recommends the appointment or re-appointment of the independent auditor. The Audit Committee is directly responsible for the engagement, compensation and replacement, if appropriate, of the independent auditor.

• Meets regularly with the independent auditor without SCI management present. Reviews with the independent auditor any audit problems or difficulties and management’s responses to address these issues.

• Meets with SCI management at least quarterly to review any matters the Audit Committee believes should be discussed.

• Meets with SCI management and the independent auditor to discuss policies with respect to risk assessment and risk management and to review SCI’s major financial risks and steps management has taken to monitor and control such exposures.

• Reviews with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

• Reviews and discusses summary reports from SCI’s Careline, a toll-free number available to Company employees and customers to make anonymous reports of any complaints or issues regarding infringements of ethical or professional practice by any SCI employee regarding financial matters; discusses with SCI management actions taken in response to any significant issues arising from these summaries.

• In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee also reviews reports relative to the effectiveness of SCI’s internal control over financial reporting, including obtaining and reviewing a report by the independent auditor regarding the effectiveness of SCI’s internal control over financial reporting. The Audit Committee reviews any material issues raised by the most recent assessment of the effectiveness of SCI’s internal control over financial reporting or by any inquiry or investigation within the past five years, and any steps taken to deal with such issues.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Nominating and Corporate Governance Committee Clifton H. Morris, Jr. (Chair) Alan R. Buckwalter, III Anthony L. Coelho Victor L. Lund John W. Mecom, Jr. Edward E. Williams Meetings In 2007 Four
• Oversees the composition of the Board of Directors of SCI and the Board committees, including the process for identifying and recruiting new candidates for the Board, developing a re-nomination review process for current Board members and considering nominees recommended by shareholders in accordance with the Company’s bylaws.
• Makes recommendations to the Board with respect to the nomination of candidates for Board membership and committee assignments for Board members, including the chairmanships of the Board committees.
• Provides leadership to the Board in the development of corporate governance principles and practices, including the development of Corporate Governance Guidelines and a Code of Business Conduct and Ethics.
• In conjunction with the full Board, oversees CEO succession planning and reviews succession plans for other SCI executives, including the development of both short-term (emergency) and long-term CEO succession plans, and leadership development planning. Monitors progress against these plans and reports to the full Board on this issue at least annually.
• Develops and leads the annual Board evaluation of the performance of the CEO and presents the results of this evaluation to the full Board for discussion and approval.

• With outside assistance, when needed, makes recommendations to the full Board with respect to compensation for Board members.

• Oversees the development of orientation programs for new Board members in conjunction with SCI’s Chairman.

• Oversees continuing education sessions for SCI directors. This includes monitoring various director education courses offered by universities and other institutions, making recommendations to the Board as to which of these might be most useful to attend, and developing other education initiatives that may be practical and useful to Board members, including development of a program for Board member visits to SCI sites and facilities.

• Oversees and implements the annual process for assessment of the performance of SCI’s Board as a whole and of the Nominating and Corporate Governance Committee, and coordinates the annual performance assessment of the Audit, Compensation and Investment Committees.

• Oversees and implements the individual peer review process for assessment of the performance of individual members of the Board.

• The Committee Chair presides at executive sessions of non-management directors held during every SCI Board meeting.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Investment Committee Edward E. Williams (Chair) Anthony L. Coelho Malcolm Gillis John W. Mecom, Jr. W. Blair Waltrip Meetings In 2007 Four
• Assists the Board of Directors in fulfilling its responsibility in the oversight management of internal and external assets. Internal assets are short-term investments for the Company’s own account. External assets are funds received by the Company and placed in Trust in accordance with applicable state laws related to prearranged sale of funerals, cemetery merchandise and services and perpetual care funds (“Trusts”) which are deposited with financial institutions (the “Trustees”).
• Works in conjunction with the Investment Operating Committee of SCI, a committee comprised of senior SCI officers and other managers, which supports the Investment Committee by providing day-to-day oversight of the investments. The Investment Committee’s policies are implemented through the Investment Operating Committee of SCI.
• Provides guidance to the Trustees regarding the management of the SCI U.S. Trust funds.
• Determines that the Trusts’ assets are prudently and effectively managed.
• Reviews, approves and recommends to the Trustees an investment policy for the Trust funds including (1) asset allocation, (2) individual consideration of each Trust type, (3) acceptable risk levels, (4) total return or income objectives and (5) investment guidelines relating to eligible investments, diversification and concentration restrictions, and performance objectives for specific managers or other investments.

• Evaluates performance of the Trustees and approves changes if needed.

• Monitors adherence to investment policy and evaluates performance based on achieving stated objectives.

• Oversight responsibility for the Company’s cash investments on a short term basis.

• Oversight responsibility for the Company’s prearranged funeral insurance.

• By law, the Trustees are ultimately responsible for all investment decisions. However, the Investment Committee in conjunction with the Investment Operating Committee and a consultant, recommends investment policies and guidelines and investment manager changes to the Trustees.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Compensation Committee Alan R. Buckwalter, III (Chair) Anthony L. Coelho Malcolm Gillis Victor L. Lund John W. Mecom, Jr. Meetings In 2007 Eight
• Oversees the compensation program for SCI’s executive officers with a view to ensuring that such program attracts, motivates and retains executive personnel and relates directly to objectives of the Company and shareholders as well as the operating performance of the Company.
• Sets compensation for the Chairman and the CEO of SCI, and reviews and approves compensation for all other SCI executive officers, including base salaries, short and long-term incentive compensation plans and awards and certain benefits.
• Determines appropriate individual and Company performance measures, including goals and objectives, to be used in reviewing performance for the purposes of setting compensation for the Chairman, CEO and other executive officers as well as appropriate peer group companies to review for comparative purposes with respect to compensation decisions.
• Approves any executive employment contracts for SCI’s officers, including the Chairman and the CEO.

• Retains, as appropriate, compensation consultants to assist the Committee in fulfilling its responsibilities. The consultants report directly to the Committee, which has sole authority to approve the terms of their engagement, including their fees.

• Determines SCI stock ownership guidelines for officers, adjusts such guidelines if necessary and reviews at least annually officer compliance with such guidelines.

Executive Committee Robert L. Waltrip (Chair) Alan R. Buckwalter, III Victor L. Lund Clifton H. Morris, Jr. Thomas L. Ryan Meetings In 2007 None
• Has authority to exercise many of the powers of the full Board between Board meetings.
• Is available to meet in circumstances where it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue.

Director Compensation

The following table sets forth director compensation for 2007. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors do not receive director fees or participate in director compensation.

2007 Director Compensation Table

			Change in Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation	All Other
Name	in Cash	Awards(1)	Earnings(2)	Compensation(3)	Total
Alan R. Buckwalter, III	$106,000	$123,750	NA	$36,681	$266,431
Anthony L. Coelho	73,000	123,750	$5,364	0	202,114
A.J. Foyt	43,000	123,750	15,866	7,604	190,220
Malcolm Gillis	90,000	123,750	NA	13,895	227,645
Victor L. Lund	106,000	123,750	NA	89,908	319,658
John W. Mecom, Jr.	79,000	123,750	11,996	7,538	222,284
Clifton H. Morris, Jr.	84,000	123,750	7,502	23,067	238,319
W. Blair Waltrip	52,000	123,750	NA	59,214	234,964
Edward E. Williams	96,000	123,750	8,168	7,103	235,021

(1)	Amounts in the Stock Awards column represent the fair market value of each award on the date of grant. Specifically, the value was calculated by multiplying (i) the average of the high and low market prices of a share of common stock of SCI on the date of the grant of the stock award, by (ii) 10,000 shares, which was the number of SCI shares per award.

(2)	Amounts in this column include increases in the actuarial present values of benefits as discussed under “Directors’ Retirement Plan” below. With respect to Dr. Williams, the column also includes a portion of earnings on his deferred meeting fees. Of the total $19,235 in interest accrued for Dr. Williams’ deferred account, $3,879 is considered “above market” under SEC rules and included in this column.

(3)	Amounts in this column are discussed under “Use of Company Aircraft” below. With respect to Mr. W. Blair Waltrip, the amount in this column also includes a $21,390 premium paid by the Company for split dollar insurance to which Mr. Waltrip is entitled in connection with his service as a former executive officer of the Company.

Stock Award: Annual Retainer

Under the Amended and Restated Director Fee Plan, all outside directors receive an annual retainer of 10,000 shares of Common Stock of SCI or, at each director’s option, deferred Common Stock equivalents. The award is made once a year on the date of the Annual Meeting of Shareholders and is 100% vested on the date of grant. Accordingly, each outside director received 10,000 shares of Common Stock or deferred Common Stock equivalents on May 9, 2007. The fair market value of the award is set forth in the column “Stock Awards” in the table above. For dividends pertaining to a director’s deferred Common Stock equivalents, the dividends are reinvested in additional deferred Common Stock equivalents based on the fair market value of Common Stock on the dividend record date.

Meeting Fees

In addition to the annual retainer, all outside directors receive $10,000 for each Board meeting attended and receive a further attendance fee for each Committee meeting attended as follows: Audit Committee Chair $6,000, each other committee chair $5,000, Audit Committee members $4,000, and each other committee member $3,000. The total meeting fees for each director is set forth in column “Fees earned or paid in cash” in the table above.

Directors may elect to defer all or any of their meeting fees. The account balance of any deferred fees accrue interest at a rate equal to the weighted average interest rate of SCI’s consolidated debt as published in our Annual Report.

Directors’ Retirement Plan

Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 are considered for vesting purposes. Non-employee directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vested in 25% increments at the end of five, eight, eleven and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan). The increases in the actuarial present values of benefits under the plan are reflected in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table above.

Use of Company Aircraft

Each outside director is allowed to use two aircraft leased by the Company under cancelable leases for a maximum of 25 flight hours per year for personal reasons. The director must reimburse the Company for any such usage at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Administration (“FAA”) Regulations. The Company also values such usage on the basis of the incremental cost to the Company of such use. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For 2007, the incremental cost of personal use of Company aircraft, less the amounts reimbursed from the directors to the Company, are reflected in the column “All Other Compensation” in the table above.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	align executive pay and benefits with the performance of the Company and shareholder returns; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives.

Role of the Compensation Committee

The Compensation Committee of the Company reviews the executive compensation program of the Company to ensure that it is adequate to attract, motivate and retain well-qualified executive officers who will maximize shareholder returns and that it is directly and materially related to the short-term and long-term objectives of the Company and its shareholders as well as the operating performance of the Company. To carry out its role, among other things, the Compensation Committee:

•	reviews appropriate criteria for establishing performance targets for executive compensation;

•	determines appropriate levels of executive compensation by annually conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm;

•	ensures that the Company’s executive stock plan, long-term incentive plan, annual incentive compensation plan and other executive compensation plans are administered in accordance with compensation objectives; and

•	approves all new equity-based compensation programs.

Compensation Philosophy and Process

The Company’s compensation philosophy as implemented through the Compensation Committee is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executives. The components of our compensation program for our executives consist of:

•	annual base salaries;

•	annual performance-based incentives paid in cash;

•	long-term performance-based incentives delivered in stock options, restricted stock and performance units; and

•	retirement plans providing for financial security.

Our overall compensation philosophy is to target our direct compensation for executives within the range of the market median of the Comparison Group as discussed below, with opportunities to exceed the targeted median compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. We believe these targeted levels are appropriate in order to motivate, reward, and retain our executives, each of whom have leadership talents and expertise that make them attractive to other companies. Because we target the range of the market median for each component, each of the components of compensation is not affected by any decision respecting other components. However, the Compensation Committee does review overall compensation for reasonableness and comparability to the prior year’s compensation.

Compensation decisions are made by our Compensation Committee, based in part on input from Towers Perrin, the Compensation Committee’s third-party independent consultant. Towers Perrin is retained by and reports directly to the Compensation Committee, which has the authority to approve Towers Perrin’s fees and any other terms of engagement. Clark Consulting is retained by and reports directly to the Compensation Committee and provides advice as to executive benefit programs such as executive life insurance benefits and deferred compensation arrangements. Annually, the Compensation Committee reviews the fee structure and services provided by their compensation and benefits independent consultants in order to affirm their continuation as consultants or to assist the Compensation Committee in the selection of new consultants, if appropriate.

In November of each year, Towers Perrin presents to the Compensation Committee comparative data, including benchmarking results discussed below. For the Chairman and the CEO, the Compensation Committee is exclusively responsible for the determination of all components of compensation and does not receive input or recommendations from Company management. For other Named Executive Officers (as defined below), the Compensation Committee receives additional recommendations from our CEO and our Vice President of Human Resources for base salary and long-term incentive compensation. In February, the Compensation Committee reviews the data and recommendations and sets the compensation components of annual base salary, annual performance-based incentives and long-term incentives for that year.

After awards of compensation components are made in February each year, the performance components of our compensation are determined based on corporate performance and not on individual performance. The compensation components are designed to focus senior leadership, which is responsible for the overall performance and results of the Company, to operate as a team with company-wide goals. This approach serves to align the compensation of our most senior leadership team with the performance of the Company. The Compensation Committee generally does not retain any discretion to increase or decrease awards absent attainment of the relevant performance goals, except that the Compensation Committee does reserve the right to reduce at its discretion the amounts of annual performance-based incentives paid in cash.

In summary, our direct compensation provides a balanced approach to compensation and consists of the primary components illustrated below. The chart is a general representation and is not to scale for any particular executive:

Long-Term Incentive Compensation	Restricted Stock	• Objective: Supports retention and encourages stock ownership

	Performance Units	• Objective: Rewards for effective management of Company business over a multi-year period

	Stock Options	• Objective: Rewards for the Company’s stock price appreciation

Annual Cash Compensation	Annual Performance- Based Incentives	• Objective: Rewards achievement of shorter term financial and operational objectives that we believe are primary drivers of our common stock price over time

	Base Salary	• Objective: Serves to attract and retain executive talent and may vary with individual or Company performance

Not to scale.

Named Executive Officers

The summary compensation tables set forth in this proxy statement show total compensation for our chief executive officer, our chief financial officer, the three next most highly compensated executive officers, and our former general counsel, who served in such capacity until June 30, 2007. The term “Named Executive Officers” in this discussion includes those officers and Mr. Shelger, our former general counsel, for 2007 but exclude

Mr. Shelger for the period on and after his retirement effective December 31, 2007. A discussion of his retirement compensation is set forth separately below under “Certain Information with Respect to Officers and Directors — Executive Employment Agreements — Former Executive Officer.”

Benchmarking Tools

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee uses benchmarking tools and surveys presented by Towers Perrin. The published and private survey sources consisted of Towers Perrin 2007 Executive Compensation Database and 2007 Long-Term Incentive Plan Report. Competitive data from the published/private survey sources represent pay rates for similar positions in general industry companies. We refer to those companies as the “Comparison Group.” Where appropriate data are available, Towers Perrin uses regression analysis to develop the compensation statistics used for comparison purposes. The names of the companies comprising the Comparison Group are set forth in Annex A attached to this proxy statement.

In addition, Towers Perrin performs a proxy comparison analysis of the top five officer positions among the group of 36 companies which comprise the Value Line Diversified Companies Index (the “Value Line Group”). The Company’s Performance Unit Plan measures total shareholder return (“TSR”) relative to the Value Line Group as discussed below, while all other components of our compensation program use the Comparison Group as the reference point. The names of the companies comprising the Value Line Group are set forth in Annex B attached to this proxy statement.

In November 2007, the Compensation Committee decided to change the benchmarking group utilized in the Performance Unit Plan. For 2008 and beyond, the benchmarking data will be derived from a group of public companies recommended by Towers Perrin (the “2008 Group”). The 2008 Group companies have revenues of $1 – $3 billion, and these revenue levels correlate more closely to the size of the Company’s annual revenues than the revenue levels of the companies in the Value Line Group. The names of the companies comprising the 2008 Group are set forth in Annex C attached to this proxy statement.

Annual Base Salaries

We pay annual base salaries to our Named Executive Officers under employment agreements. Each November, we review the list of, and the terms and conditions of employment for, the Named Executive Officers and other officers with employment agreements in effect and determine whether to extend, modify or allow the agreements to expire. See “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below. These agreements provide that the base salaries of the Named Executive Officers may be increased at the sole discretion of the Compensation Committee.

Based on the review of the benchmarking and survey data from the Comparison Group, we determined that the current targeted salary levels of the Named Executive Officers are within range of the market median of salaries of the Comparison Group, except for Mr. Tanzberger, who became our CFO on June 30, 2006 and whose salary falls below the 50th percentile. Mr. Tanzberger’s base salary will be moved progressively towards the target base salary level over time based on performance in his new role. We target the base salary levels of our Named Executive Officers within range of the 50th percentile because we believe that level is appropriate to motivate and retain our Named Executive Officers, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive.

Effective January 1, 2007, the Compensation Committee increased Mr. Ryan’s salary $100,000 to $900,000 to more closely approximate the market median level of CEO salaries of the Comparison Group and to recognize his strong performance and leadership in the acquisition of Alderwoods Group, Inc. Mr. Webb’s salary was increased $25,000 to $600,000 in recognition of his strong performance and leadership in the Alderwoods acquisition. Mr. Tanzberger’s salary increase of $75,000 to $375,000 was a continuation of the progressive movement toward the target level of the CFO position. The other Named Executive Officers did not receive a salary adjustment for 2007. The fact that some Named Executive Officers did not receive a salary increase in

2007 does not indicate dissatisfaction with their performance, but simply a recognition that their salary level was already at the target level.

Effective January 1, 2008, the Compensation Committee made the following salary adjustments: Mr. Tanzberger received an adjustment of $25,000 to $400,000 to continue to move his salary toward the target level of the CFO position.

Annual Performance-Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our executive officers on financial and operational objectives that the Compensation Committee believes are primary drivers of our common stock price over time. In February 2007 when the target annual performance-based incentive awards were established, we used the following performance measures for all of our Named Executive Officers:

•	Normalized Earnings Per Share, which we define as the Company’s fully-diluted earnings per share calculated in accordance with US Generally Accepted Accounting Principles for the measurement period as reported in the Company’s financial results utilizing a 35% effective tax rate. The earnings per share for such bonus calculation is adjusted to exclude the following:

1.	Special restructuring charges

2.	The cumulative effect of any changes in accounting principles

3.	Any extraordinary gain or loss or correction of an error, if appropriate

4.	Any gain or loss recorded in association with the sale of a business or excess land

5.	The gain or loss associated with the repurchase of debt

6.	Currency gains or losses

•	Consolidated Free Cash Flow, which we calculate by adjusting Cash Flows from Operating Activities calculated in accordance with US Generally Accepted Accounting Principles by:

(1)	Excluding:

(a)	Cash federal and state income taxes paid

(b)	Cash payments to terminate remaining SCI and Alderwoods pension plans

(c)	Alderwoods merger-related transition costs that are included in Cash Flows from Operating Activities

(2)	Deducting capital expenditures for capital improvements at existing facilities and capital expenditures to develop cemetery property

For 2007, we weighted the performance measures as follows: 50% for Normalized Earnings Per Share and 50% for Consolidated Free Cash Flow. The Compensation Committee established performance targets based on these measures during the first quarter of 2007 for the performance period from January 1 through December 31, 2007. The targets for these specific performance measures were:

Normalized Earnings Per Share at $0.48
Consolidated Free Cash Flow at $319,433,000

The Compensation Committee established target performance-based incentive award levels for 2007 generally between the 50th and 75th percentile level of the Comparison Group for the Named Executive Officers. This is consistent with our overall compensation philosophy to target direct compensation of our Named Executive Officers within the range of the market median of the Comparison Group, to recognize achievement for greater levels of performance and to motivate and retain the executive level talent. As such, if SCI achieves the performance targets established by the Compensation Committee, executive officers would receive incentive awards at this targeted level. Actual incentive awards are decreased or increased on the basis of SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels. The maximum individual annual performance-based incentive award that could have been granted for 2007 was $4,000,000. The award is based on base salary on the last day of the measurement period.

For 2007, we exceeded our two performance measures as follows: Normalized Earnings Per Share by 113.9% and Consolidated Free Cash Flow by 106.5%. The payouts for performance exceeding each performance measure were leveraged to reflect the Compensation Committee’s expectation that superior performance would also contribute to increased shareholder values. Accordingly, exceeding the performance measures resulted in (i) a payout percentage of 196.7% for the Normalized Earnings Per Share performance measure and (ii) a 168.7% payout percentage for the Consolidated Free Cash Flow performance measure. As a result of the foregoing and giving effect to the weightings of the performance measures at 50% for Normalized Earnings Per Share and at 50% for Consolidated Free Cash Flow, the Named Executive Officers received annual performance-based incentives paid in cash at 182.7% of the target-based incentive award levels. The actual dollar amounts of the payouts are set forth in footnote (2) to the Summary Compensation Table below.

The Compensation Committee did not retain any discretion to increase the annual performance-based incentive award or payout absent attainment of the relevant performance goals for the Named Executive Officers. The Compensation Committee did retain the ability to lower the payouts in its sole discretion; however the Compensation Committee did not lower the payouts for 2007.

For 2008, the Compensation Committee established in February 2008 target annual performance-based incentives between the 50th and 75th percentile level of the Comparison Group for the Named Executive Officers, which results in target awards as follows:

Target Award
(% of Base Salary)

R.L. Waltrip	100%
Thomas L. Ryan	100%
Michael R. Webb	100%
J. Daniel Garrison	60%
Eric D. Tanzberger	60%

For 2008, we will use performance measures substantially similar to Normalized Earnings Per Share (as previously defined but modified to utilize a 38% effective tax rate) and Consolidated Free Cash Flow (as previously defined but modified to exclude cash payments associated with major litigation settlements and to exclude variances from forecasted capital expenditures and forecasted cash taxes). In addition, we will increase our executives’ focus on the key metrics of revenue and sales production growth through the use of the following performance measures:

•	Comparable Revenue Growth, which we define as the percentage change from the prior year in total revenue for combined funeral and cemetery comparable same-store locations.

•	Comparable Sales Production Growth, which we define as the percentage change from the prior year in combined total preneed funeral sales production, total preneed cemetery sales production and total at need cemetery sales production at comparable same-store locations.

We will weight each of the four performance measures at 25%. The targets for the 2008 performance measures are generally consistent with or within range of the guidance in the financial outlook for 2008 that we set forth in our Form 8-K furnished February 29, 2008. Actual incentive awards will be decreased or increased on a leveraged basis considering SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels which can only be realized if we exceed the upper ranges of our guidance for 2008.

Long-Term Incentive Compensation

In 2007, our long-term incentive compensation program consisted of three components to provide greater balance and focus for the Named Executive Officers and represents a competitive growing practice of using various types of long-term incentive devices. Each form of long term incentive is designed to ensure that appropriate focus is given to driving the Company’s stock price appreciation, managing the ongoing operations and implementing strategy and ensuring superior total shareholder returns. The program consists of equal targeted expected value delivered for long-term incentives in the form of:

(i) Stock Options;
(ii) Restricted Stock; and
(iii) Performance Units.

The total targeted expected value of the three awards for our Named Executive Officers was generally established within range of the market median of the Comparison Group, with Messrs. Ryan and Webb receiving awards within higher levels of the range in recognition of their strong performances and leadership in the acquisition of Alderwoods. We believe that the grant of significant annual equity awards further links the interests of senior management and the Company’s shareholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. Although the Compensation Committee does not consider current stock ownership levels in determining equity awards, we do annually review the ownership levels and progress towards established ownership guidelines that we established in 2004, as discussed below.

Stock Options

The purpose of using stock options is to reward executive officers based on an increase in our stock price. In February of each year, the Compensation Committee sets the components of the long-term incentive compensation for that year. Stock options are granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date. Stock options vest at a rate of one third per year and have an eight-year term. The Compensation Committee establishes an economic value of stock options to be awarded and relies on Towers Perrin to calculate the number of stock options substantially equivalent to those economic values. For the February 2007 grant, Towers Perrin utilized a binomial option pricing rating model to determine the stock option grant amounts. Utilizing the Towers Perrin option valuing methodology allows for comparison of SCI option grants to market rates as reflected in the Towers Perrin database.

Restricted Stock

The purpose of using restricted stock with vesting provisions is to assist in retaining our executive officers and encouraging stock ownership. The restricted stock awards are made at the same time as the stock option grants, vest at a rate of one-third per year and are based on the estimated grant date value of the restricted shares.

Performance Units

The purpose of using performance units is to reward executive officers for effective management of the business over a multi-year period. In addition, the performance units allow executive officers to retain or build their SCI stock ownership by providing liquidity that can be applied to taxes associated with option exercises and restricted stock vestings. The performance unit component is settled in cash at the end of a three-year performance period. Each performance unit is valued at $1.00 and the actual payout may vary by a range of 0% to 200% of the targeted award established by the Compensation Committee. The Performance Unit Plan measures the 3 year total shareholder return (“TSR”) relative to the companies in the Value Line Group. The Value Line Group consists of a diversified group of 36 companies, many of which are in service related industries. These companies range in size and industries, and provide a reasonable cross-section of companies and results for comparison purposes. TSR is defined as $100 invested in SCI common stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the companies in the Value Line Group, with dividend reinvestment during the same period.

For the 2005 – 2007 performance cycle, the closing stock price determinations as of December 31, 2004 and December 31, 2007 were used to calculate the awards due participants. For this performance cycle, the participants earned the maximum award of 200% based on TSR greater than 30% and at the 75th percentile or better ranking relative to the Value Line Group.

For the 2007 – 2009 performance cycle, the Compensation Committee granted performance units with performance awards ranging from 0% to 200% as set forth below in the “Grants of Plan-Based Awards” table. A target award is earned if SCI’s TSR relative ranking is at the 50th percentile of the TSR of the Value Line Group and total SCI shareholder return is positive.

For the 2008 – 2010 performance cycle, the plan provisions for the grants covering the 2007 – 2009 performance cycle were utilized, except that the TSR is measured relative to the comparison in the 2008 Group (and not the Value Line Group).

2008 Long-Term Incentive Awards

In February 2008, we awarded grants of stock options, restricted stock and performance units to Named Executive Officers as set forth in the table below. These amounts are not reflected in the compensation tables elsewhere in this proxy statement.

	2008 Grants
	Stock Options	Restricted Stock	Performance Units
Name	Grant (Shares)	Grant (Shares)	Grant (Units)

R. L. Waltrip	174,000	48,900	723,600
Thomas L. Ryan	294,000	82,600	1,221,000
Michael R. Webb	136,000	38,200	565,300
J. Daniel Garrison	49,000	13,800	203,500
Eric D. Tanzberger	57,100	16,100	237,400

Stock Ownership Guidelines

In 2004, we established stock ownership guidelines for officers. Share ownership is achieved through open market purchases of SCI stock, shares acquired in the company sponsored 401(k) plan, vesting of restricted stock, shares retained after exercise of stock options, beneficial shares held in trust and gifted shares. The table below sets forth our ownership guidelines for 2007 – 2008 for the Named Executive Officers.

Target Holdings
Title	(# of Shares)

Chairman of the Board	680,000
President and Chief Executive Officer	570,000
Executive Vice President and Chief Operating Officer	250,000
Senior Vice President	160,000
Vice President	60,000

At March 17, 2008, Messrs. Waltrip, Webb and Garrison had attained or exceeded their ownership guideline levels. The other Named Executive Officers have not served in their roles long enough yet to achieve those ownership levels.

Employment Agreements; Termination Payment Arrangements

The Company has employment agreements with Messrs. R.L. Waltrip, Thomas L. Ryan, Michael R. Webb, J. Daniel Garrison and Eric D. Tanzberger. These agreements have current terms expiring December 31, 2008. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party.

For further discussion of these employment agreements, refer to “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below.

Our employment agreements and compensation plans have historically incorporated arrangements for certain payments upon change of control of the Company and for other terminations. We believe that these arrangements have been and are necessary to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives. In the context of a possible takeover, we believe that change-in-control provisions (i) help focus our executives on strategic alternatives that would maximize shareholder value, and (ii) provide for personal financial security, thereby reducing a concern which could be a distraction for the executive. Our change-in-control and other termination payment arrangements do not affect decisions regarding other compensation elements. We structured the terms and payout of our arrangements based upon our historical practice and competitive considerations, including advice from Towers Perrin that such features were commonly used by publicly traded companies.

For further discussion of termination arrangements, refer to “Certain Information with Respect to Officers and Directors — Potential Payments Upon Termination” below.

Retirement Plans

We believe that financial security during retirement can be as important as financial security before retirement. We previously maintained a Cash Balance Plan and a Supplemental Executive Retirement Plan for Senior Officers, both of which ceased accruing benefits in 2000. In 2005, we implemented an Executive Deferred Compensation Plan for our executive officers which includes a Company contribution for retirement.

Our Cash Balance Plan was a defined benefit plan under which our Named Executive Officers accrued benefits until December 31, 2000. No further contributions were made by the Company, but plan accounts continued to accrue interest. At retirement or termination, the participant may choose to receive his vested benefit as a lump-sum distribution, a monthly payment or a rollover to an IRA or other tax qualified plan. In August of 2006, the Board of Directors authorized the termination of the Cash Balance Plan. In 2007, the participant’s account balances were distributed to participants in the form of an annuity or a rollover to the company’s 401(k) Plan or an IRA at the participant’s election.

Our Supplemental Executive Retirement Plan for Senior Officers is a non-qualified plan under which our Named Executive Officers accrued benefits until December 31, 2000. No additional benefits will accrue after 2000. Each participant is entitled at age 60 to the annual payment of the full amount of his benefit.

To help retain and recruit executive level talent, the Company maintains a supplemental retirement and deferred compensation plan for its executive officers, the Executive Deferred Compensation Plan. This plan allows for an annual retirement contribution of 7.5% and a performance-based contribution targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in the Annual Performance-Based Incentives Paid In Cash above. The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan allows for individual deferral of base salary, annual performance-based incentives paid in cash, and long-term incentive program components payable in cash (performance unit awards). The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans. In February 2008, the Company made the following contributions under the plan:

	7.5% Retirement	13.7% Performance
Name	Contribution	Contribution	Total

R.L. Waltrip	NA	NA	NA
Thomas L. Ryan	$190,823	$348,569	$539,392
Michael R. Webb	127,215	232,379	359,594
J. Daniel Garrison	58,956	107,692	166,648
Eric D. Tanzberger	58,956	107,692	166,648

We also offer a 401(k) plan to our employees, including our executive officers. In 2001, the Company initiated the 401(k) Retirement Savings Plan for elective contributions by participants and matching contributions by the Company up to prescribed limits established by the Board of Directors and specific IRS limitations as a replacement for the Cash Balance Plan. Participants may elect to defer up to 50% of salary and bonus into the Plan subject to the annual IRS contribution limit of $15,500 excluding the $5,000 catch-up contributions for eligible for participants age 50 and older. The Company’s match ranges from 75% to 135% of employee deferrals based on their years of company service up. The match is applied to a maximum of 6% of an officer’s salary and annual performance-based incentive.

Perquisites and Personal Benefits

We provide various personal benefits to our executive officers which are generally provided by other companies and become an expected component of the overall remuneration for executive talent, including:

•	personal use of Company aircraft — officers are entitled to certain hours of use of the Company’s leased aircraft for personal reasons in accordance with the Company’s usage policy approved by the Board of Directors and pursuant to a signed time-sharing agreement which is governed by FAA regulations. Each officer is required to sign the time-sharing agreement prior to using the Company aircraft. In accordance with the agreement, officers are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to time-sharing agreements. Catering and pilot travel expenses are charged as incurred. Hours allowed are based on title and approved by the Board. Such personal use is treated as taxable compensation to the executive to the extent the IRS valuation of the personal aircraft usage exceeds the value submitted to the Company from the executive pursuant to the time-sharing agreement.

•	security and transportation services — provided to the Chairman of the Board as approved by the Compensation Committee

•	club memberships — provided to officers and select members of management who have a recurring job related need to entertain outside clients or prospective clients. Monthly dues are reimbursable, but expressly excluded are initiation fees, food service and general assessments.

•	financial and legal planning and tax preparation — provided to officers to encourage critical document preparation and financial planning advice for effective tax and retirement planning

•	supplemental medical reimbursements — provided to officers and managing directors. The insured benefit product covers out of pocket medical expenses, exclusive of required premium contributions by participants in the Company’s medical and dental plans, and is a valued benefit provided at modest annual cost per participant.

•	enhanced long-term disability insurance — protects the officer in the event of a long-term disability determination, replacing 60% of the executive’s annual cash compensation in the event of disability.

•	enhanced life insurance — executive life insurance program for officers covering 3.5 times the executive’s annual salary and bonus.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes or 401(k) contribution purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Alan R. Buckwalter, III (Chairman)
Anthony L. Coelho
Malcolm Gillis
Victor L. Lund
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

Compensation

The following table sets forth information for the two years ended December 31, 2007 with respect to the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers of the Company and our former general counsel who retired effective December 31, 2007. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Total” column in the table reduced by the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
			Restricted		Non-Equity	Deferred
Name and			Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
R. L. Waltrip	2007	$950,000	$559,964	$450,231	$2,860,650	$0	$646,402	$5,467,247
Chairman of the Board	2006	950,000	541,961	922,979	2,999,454	0	565,793	5,980,187
Thomas L. Ryan	2007	898,076	816,988	1,002,947	2,970,100	5,247	717,409	6,410,767
President and Chief	2006	800,000	550,288	516,552	2,175,540	5,414	472,311	4,520,105
Executive Officer
Michael R. Webb	2007	599,519	413,818	504,582	1,859,600	18,343	582,168	3,978,030
Executive Vice President	2006	575,000	313,504	286,727	1,624,669	18,200	409,675	3,227,775
and Chief Operating Officer
J. Daniel Garrison	2007	375,000	179,820	158,037	772,675	40,216	270,747	1,796,495
Senior Vice President	2006	376,532	143,560	252,439	667,871	39,431	228,335	1,708,168
Operations Support
Eric D. Tanzberger	2007	373,558	160,933	154,773	571,875	2,939	234,004	1,498,082
Senior Vice President	2006	286,538	111,105	60,049	488,097	2,847	156,403	1,105,039
and Chief Financial Officer
James M. Shelger	2007	413,604	394,950	289,481	693,400	86,775	503,136	2,381,346
Formerly Senior Vice	2006	400,000	138,194	233,431	735,462	82,802	273,285	1,863,174
President General Counsel and Secretary

(1)	The Restricted Stock Awards and Option Awards columns set forth the dollar amounts recognized for financial statement reporting purposes for restricted stock and stock options with respect to 2007 and 2006 in accordance with FAS 123R. The assumptions made for the valuations of the awards are set forth in note 15 to the consolidated financial statements included in the SCI 2007 Annual Report on Form 10-K. During 2007 and 2006, the following stock options of executives expired:

	Options Expired 2007,	Options Expired 2007,	Options Expired 2006,	Options Expired 2006,
	at $14.8125 per Share	at $19.4688 per Share	at $22.6250 per Share	at $35.7813 per Share
	(Shares)	(Shares)	(Shares)	(Shares)
R.L. Waltrip	400,000	800,000	440,000	400,000
Thomas L. Ryan	20,000	10,000	—	—
Michael R. Webb	20,000	20,000	—	20,000
J. Daniel Garrison	20,000	20,000	—	20,000
Eric D. Tanzberger	—	—	—	—
James M. Shelger	50,000	50,000	—	55,000

(2)	The Non-Equity Incentive Plan Compensation is composed of the following:

		Annual Performance-Based
	Year	Incentive Paid in Cash	Performance Units(a)

R.L. Waltrip	2007	$1,735,650	$1,125,000
	2006	1,747,454	1,252,000
Thomas L. Ryan	2007	1,644,300	1,325,800
	2006	1,471,540	704,000
Michael R. Webb	2007	1,096,200	763,400
	2006	1,057,669	567,000
J. Daniel Garrison	2007	411,075	361,600
	2006	413,871	254,000
Eric D. Tanzberger	2007	411,075	160,800
	2006	331,097	157,000
James M. Shelger	2007	372,000	321,400
	2006	441,462	294,000

(a)	Performance Units payments for 2007 were for the performance period of 2005-2007, and Performance Units payments for 2006 were for the performance period of 2004-2006.

(3)	This column sets forth the change in the actuarial present value of each executive’s accumulated benefit in 2007 and 2006 for the following plans:

			Supplemental Executive
			Retirement Plan for
	Year	Cash Balance Plan	Senior Officers

R.L. Waltrip	2007	0	0
	2006	0	0
Thomas L. Ryan	2007	$1,410	$3,837
	2006	1,785	3,629
Michael R. Webb	2007	4,825	13,518
	2006	5,417	12,783
J. Daniel Garrison	2007	9,774	30,442
	2006	10,972	28,459
Eric D. Tanzberger	2007	1,081	1,858
	2006	1,091	1,756
James M. Shelger	2007	11,819	74,956
	2006	11,922	70,880

The assumptions made for quantifying the present value of the benefits are set forth in note 16 to the consolidated financial statements included in the SCI 2007 Annual Report on Form 10-K. Mr. Waltrip’s accounts experienced declines because he received payments under both plans in 2006 (including his last payment under the SERP for Senior Officers) and under the Cash Balance Plan in 2007. The actuarial present value of his account (i) in the Cash Balance Plan decreased $24,020 in 2006 and $7,875 in 2007, and (ii) in the SERP for Senior Officers decreased $1,082,807 in 2006, which concluded his participation in the plan.

(4) All Other Compensation includes the following:

2007 All Other Compensation

					Perquisites
	Contributions
	To Deferred	Contributions	Life		Personal		Medical	Club
	Compensation	to 401(k)	Insurance	Disability	Use of	Financial	Reimburse-	Member-
Name	Plan(a)	Plan(a)	Related(b)	Insurance(c)	Aircraft(d)	Planning(e)	ment(f)	ships(g)	Other(h)
R. L. Waltrip		$18,225	$185,999		$212,855	$24,505	$20,442		$184,376
Thomas L. Ryan	$662,069	18,225	5,466	$12,719	8,995	2,950	5,589	$1,396
Michael R. Webb	466,591	18,225	8,522	18,232	56,305	1,800	9,340	3,152
J. Daniel Garrison	215,082	18,225	29,136	5,439			2,866
Eric D. Tanzberger	167,178	14,850	1,585		36,636	3,925	6,747	3,084
James M. Shelger	383,047	18,225	41,491	8,261		2,850	9,262		40,000

(a)	The amounts represent contributions by the Company to the accounts of executives in the plans identified in the table. The column Contributions to Deferred Compensation Plan also includes associated tax gross up amounts.

(b)	For Mr. Waltrip the amount in this column represents $183,560 for reimbursement of life insurance premium and related taxes for split dollar life insurance and $2,439 for term life insurance premiums. For Mr. Shelger, the amount represents $30,129 for reimbursement of life insurance premium and related taxes for split dollar life insurance and $11,362 for term and supplemental life insurance premiums. For Mr. Garrison, the amount represents $20,816 for reimbursement of life insurance premium and related taxes for split dollar insurance and $8,320 for term and supplemental life insurance premiums. For the other executives, the amounts represent payment for term life insurance premiums or supplemental life insurance.

(c)	The amounts represent the costs of premiums for enhanced long-term disability insurance.

(d)	The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For each flight, the executive must reimburse the Company at an hourly rate pursuant to a time-sharing agreement governed by FAA Regulations. The amounts reflected in the table above are the total incremental costs reduced by the amounts of such executive reimbursements.

(e)	The amounts represent payments by the Company for tax and financial planning services incurred by the executives.

(f)	The amounts represent payments by the Company to the executive for medical expenses which are incurred but which are not reimbursed to the executive by the Company’s health insurance.

(g)	The amounts represent the costs of club memberships, excluding initiation fees, food service and general assessments.

(h)	For Mr. Waltrip, the amount in this column represents the costs of providing for him an automobile ($26,147), personal security and driving services of an employee ($83,000) and guard and alarm services at his residence ($75,229). For Mr. Shelger, the amount in this column represents a supplemental bonus paid in connection with his retirement. See “Executive Employment Agreements — Former Executive Officer.”

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted in 2007.

Grants of Plan-Based Awards

						All Other	All Other	Exercise	Closing
		Estimated Future Payouts				Restricted	Option Awards:	or Base	Market	Grant Date
		Under Non-Equity Incentive Plan Awards				Stock Awards:	Number of	Price of	Price on	Fair Value
						Number of	Securities	Option	Date of	of Stock
	Grant	Performance	Threshold	Target	Maximum	Shares	Underlying	Awards	Grant	and Option
Name	Date	units (#)	($)	($)	($)	of Stock	Options	($/Sh)	($/Sh)	Awards ($)
R. L. Waltrip	02/13/07		$209,000	$950,000	$1,900,000
	02/13/07	713,400	178,350	713,400	1,426,800
	02/13/07					56,400				$605,172
	02/13/07						224,000	$10.73	$10.84	975,005
Thomas L. Ryan	02/13/07		198,000	900,000	1,800,000

	02/13/07	1,338,000	334,500	1,338,000	2,676,000

	02/13/07					106,000				1,137,380

	02/13/07						420,000	10.73	10.84	1,828,134
Michael R. Webb	02/13/07		132,000	600,000	1,200,000
	02/13/07	668,800	167,200	668,800	1,337,600
	02/13/07					52,900				567,617
	02/13/07						210,000	10.73	10.84	914,067
J. Daniel Garrison	02/13/07		49,500	225,000	450,000

	02/13/07	267,500	66,875	267,500	535,000

	02/13/07					21,100				226,403

	02/13/07						84,000	10.73	10.84	365,627
Eric D. Tanzberger	02/13/07		49,500	225,000	450,000
	02/13/07	267,500	66,875	267,500	535,000
	02/13/07					21,100				226,403
	02/13/07						84,000	10.73	10.84	365,627
James M. Shelger	02/13/07		52,800	240,000	480,000

	02/13/07	178,300	44,575	178,300	356,600

	02/13/07					14,100				151,293

	02/13/07						56,000	10.73	10.84	243,751

In the table above, the four lines pertaining to each Named Executive Officer relate to the following:

•	First line — Annual Performance-Based Incentives Paid in Cash

•	Second line — Performance Units

•	Third line — Restricted Stock

•	Fourth line — Stock Options

The material terms of each such element of compensation are described previously in the “Compensation Discussion and Analysis.”

The performance units are settled in cash at the end of a three-year performance period. In addition the performance units provide for pro rata vesting in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, or (iv) termination by the Company not for cause. The pro rata vesting is determined by the number of months of service by the executive during the three-year performance period, divided by 36 (which is the number of months in a performance period). For a change of control of the Company, the performance units vest 100% and will be paid at target.

The restricted stock grants and stock option grants vest one-third per year. In addition, the restricted stock grants and stock option grants vest 100% in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, (iv) termination by the Company not for cause, or (v) change of control of the Company.

Holders of restricted stock receive dividend payments at the same rate as holders of outstanding shares of SCI common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and restricted stock that has not vested as of the end our last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards					Stock Awards
							Market
						Number of	Value of
						Shares or	Shares or
	Number of	Number of				Units of	Units of
	Securities	Securities				Stock	Stock
	Underlying	Underlying		Option		That	That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not
	Options	Options		Price	Expiration	Vested(4)	Vested
Name	(#)	(#)		($)	Date	(#)	($)
	Exercisable	Unexercisable

R.L. Waltrip	1,400,000			3.7450	02/14/2009	127,200	$1,787,160
	1,000,000			5.0650	02/13/2010
	102,000			6.8050	02/10/2012
	100,133	50,067	(1)	6.9000	02/08/2013
	63,133	126,267	(2)	8.2400	02/07/2014
		224,000	(3)	10.7300	02/13/2015

Thomas L. Ryan	200,000			3.7450	02/14/2009	198,601	2,790,344
	100,000			5.0650	02/13/2010
	100,000			2.9250	08/14/2010
	57,500			6.8050	02/10/2012
	118,000	59,000	(1)	6.9000	02/08/2013
	86,800	173,600	(2)	8.2400	02/07/2014
		420,000	(3)	10.7300	02/13/2015

Michael R. Webb	200,000			3.7450	02/14/2009	98,434	1,382,998
	100,000			5.0650	02/13/2010
	100,000			2.9250	08/14/2010
	46,000			6.8050	02/10/2012
	67,933	33,967	(1)	6.9000	02/08/2013
	39,466	78,934	(2)	8.2400	02/07/2014
		210,000	(3)	10.7300	02/13/2015

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards					Stock Awards
							Market
						Number of	Value of
						Shares or	Shares or
	Number of	Number of				Units of	Units of
	Securities	Securities				Stock	Stock
	Underlying	Underlying		Option		That	That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not
	Options	Options		Price	Expiration	Vested(5)	Vested
Name	(#)	(#)		($)	Date	(#)	($)
	Exercisable	Unexercisable

J. Daniel Garrison	54,680			16.8438	08/07/2009	41,934	589,173
	80,000			3.7450	02/14/2009
	200,000			5.0650	02/13/2010
	20,500			6.8050	02/10/2012
	32,200	16,100	(1)	6.9000	02/08/2013
	17,733	35,467	(2)	8.2400	02/07/2014
		84,000	(3)	10.7300	02/13/2015

Eric D. Tanzberger	168,000			3.7450	02/14/2009	38,234	537,188
	100,000			5.0650	02/13/2010
	12,500			6.8050	02/10/2012
	13,800	27,600	(2)	8.2400	02/07/2014
		84,000	(3)	10.7300	02/13/2015

James M. Shelger	91,120			16.8438	06/30/2009	-0-	-0-
	14,300			6.9000	02/08/2013
	31,534			8.2400	02/07/2014
	56,000			10.7300	02/13/2015

(1)	These unexercisable options expiring on 02/08/2013 vest 100% on 02/08/2008.

(2)	These unexercisable options expiring 02/07/2014 vest 50% on 02/07/2008 and 50% on 02/07/2009.

(3)	These unexercisable options expiring 02/13/2015 vest 33 1/3 on each of 02/13/2008, 02/13/2009 and 02/13/2010.

(4)	The restricted stock for each person in the table vests as follows:

	Shares	Shares	Shares	Shares	Shares	Shares
	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting
	02/07/2008	02/08/2008	02/15/2008	02/07/2009	02/15/2009	03/15/2010

R.L. Waltrip	23,400	24,000	18,800	23,400	18,800	18,800
Thomas L. Ryan	32,167	28,267	35,333	32,167	35,333	35,333
Michael R. Webb	14,633	16,267	17,633	14,634	17,633	17,634
J. Daniel Garrison	6,567	7,700	7,033	6,567	7,033	7,034
Eric D. Tanzberger	5,133	6,867	7,033	5,134	7,033	7,034
James M. Shelger	—	—	—	—	—	—

Options Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of restricted stock during the last fiscal year on an aggregated basis.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

R.L. Waltrip	2,813,003	$10,639,334	76,734	$829,071
Thomas L. Ryan	112,500	917,528	76,934	830,025
Michael R. Webb	112,500	917,528	44,234	477,617
J. Daniel Garrison	232,500	2,044,609	20,267	218,827
Eric D. Tanzberger	75,000	568,028	15,666	169,070
James M. Shelger	893,366	7,778,301	52,267	670,793

Pension Plans

The following table sets forth information regarding the Cash Balance Plan and the SERP for Senior Officers as of December 31, 2007.

Pension Benefits as of December 31, 2007

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)(2)

R. L. Waltrip	Cash Balance Plan	51	$0	$869,991
	SERP for Sr. Officers	NA	0	0
Thomas L. Ryan	Cash Balance Plan	11	0	37,367
	SERP for Sr. Officers	12	70,571	0
Michael R. Webb	Cash Balance Plan	17	0	113,947
	SERP for Sr. Officers	18	248,617	0
J. Daniel Garrison	Cash Balance Plan	29	0	230,811
	SERP for Sr. Officers	29	559,884	0
Eric D. Tanzberger	Cash Balance Plan	10	0	23,047
	SERP for Sr. Officers	11	34,157	0
James M. Shelger	Cash Balance Plan	26	0	251,979
	SERP for Sr. Officers	26	1,378,544	0

(1)	For each officer, the present value of accumulated benefit for the Cash Balance Plan is reported as -0- since we liquidated and distributed all Cash Balance Plan assets by December 31, 2007. The assumptions made for calculating the present value of accumulated benefit of the SERP for Sr. Officers are set forth in note 16 to the consolidated financial statements included in the SCI 2007 Annual Report on Form 10-K.

(2)	For each officer, the payment in 2007 under the Cash Balance Plan reflects the amount distributed to the officer upon liquidation of the plan, except that the payment shown for Mr. Waltrip represents the amount paid by the Company to acquire an annuity which pays $118,852 per year to Mr. Waltrip. Prior to the effectiveness of the annuity purchase, the plan paid $118,852 to Mr. Waltrip in 2007.

SCI Cash Balance Plan

The SCI Cash Balance Plan is a defined benefit plan which we amended effective January 1, 2001 to provide that the Company would not make any further contributions under the plan after 2000. Each participant in the plan had an account which, until December 31, 2000, was credited each year that a participant qualified with a Company contribution (based on annual compensation and years of benefit service) and interest. Plan accounts continued to accrue interest and, for 2007, interest for each account was credited at the annual rate of 5.97%.

We terminated the Cash Balance Plan effective October 31, 2006, and all plan assets were liquidated and distributed by December 31, 2007.

Supplemental Executive Retirement Plan for Senior Officers

In 2000, we amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits will accrue and no employees shall become eligible to participate in the plan after 2000.

The SERP for Senior Officers is a non-qualified plan which covers certain executive officers and certain regional operating officers, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan were previously set by the Compensation Committee from time to time. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.

Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

Executive Deferred Compensation Plan

The following table provides information concerning contributions, earnings and other information under the Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation in 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	Last FYE(4)
Name	($)	($)	($)	($)	($)

R.L. Waltrip	NA	NA	NA	NA	NA
Thomas L. Ryan	$496,243	$657,606	$235,998	0	$1,946,052
Michael R. Webb	360,905	463,731	65,391	0	1,312,150
J. Daniel Garrison	221,274	213,668	37,905	0	693,541
Eric D. Tanzberger	42,279	166,148	18,045	0	365,910
James M. Shelger	460,392	376,812	66,842	0	1,151,533

(1)	These executive contributions are included in the Summary Compensation Table in the amounts and under the headings as follows:

		Non-Equity
		Incentive Plan
	Salary	Compensation

R.L. Waltrip	NA	NA
Thomas L. Ryan	$134,711	361,531
Michael R. Webb	35,971	324,934
J. Daniel Garrison	75,000	146,274
Eric D. Tanzberger	22,413	19,866
James M. Shelger	40,000	420,392

(2)	The registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	The earnings reflect the returns of the measurement funds selected by the executives and are not included in the Summary Compensation Table.

(4)	The Aggregate Balance at Last FYE includes amounts previously reported as compensation in the Summary Compensation Table for years prior to 2007 as follows:

R.L. Waltrip	NA
Thomas L. Ryan	$515,972
Michael R. Webb	392,024
J. Daniel Garrison	NA
Eric D. Tanzberger	130,840
James M. Shelger	228,816

The Executive Deferred Compensation Plan is a supplemental retirement and deferred compensation plan for executive officers. The plan allows for Company contributions, including contributions of 7.5% and performance-based contributions targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in “Compensation Discussion and Analysis — Annual Performance-Based Incentives Paid in Cash.” The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans.

Company contributions to the plan generally vest over three years, except that 401(k) restoration matches vest 100% when contributed. If a participant dies, becomes disabled, retires on or after age 60 with five years of service, or in the event of a change of control of the Company as defined in the plan, the participant immediately vests 100% in the Company’s contributions.

In addition, the plan allows for an individual participant to defer portions of his or her base salary, annual performance-based incentives paid in cash and performance units. The participant may defer up to 80% of salary and up to 90% of the other elements of compensation. All of these amounts are 100% vested.

Each participant may elect measurement funds, which are based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her account balance. A participant may change his or her measurement funds election at any time. The Compensation Committee determines which measurement funds will be available for participants. For 2007, the available measurement funds, and their respective returns, were as follows:

2007 Calendar
Fund Name	Year Return

Alger American Small Cap	17.24%
Davis Value	4.64%
Fidelity VIP Contrafund	17.59%
Fidelity VIP Index 500	5.44%
Fidelity VIP Mid Cap	15.63%
Fidelity VIP Overseas	17.31%
Janus Aspen Series Forty	36.99%
Janus Aspen Series Mid Cap Growth	22.04%
LVIP Baron Growth Opportunities Fund	3.41%
MainStay VP Cash Management	4.84%
MainStay VP High Yield Corporate Bond	2.31%
MainStay VP Mid Cap Value	−1.14%
Morgan Stanley UIF Emerging Markets Debt	6.53%
NYLIC General Account Fund	4.12%
PIMCO VIT Real Return Bond	10.67%
PIMCO VIT Total Return bond	8.76%
Royce Small-Cap	−2.14%
T. Rowe Price Equity Income	3.26%
T. Rowe Price Limited-Term Bond	5.49%

A participant may generally elect to receive distribution at termination in a lump sum or in installments of up to five-fifteen years. With regard to the participant’s contributions, the participant may schedule other distribution dates. For death, disability or change of control of the Company, the participant is entitled to a lump sum payment within 60 days.

Executive Employment Agreements

Current Executive Officers

The Company has employment agreements with the Named Executive Officers. These agreements have current terms expiring December 31, 2008. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.

These agreements provide for base salaries which may be increased by the Compensation Committee in its sole discretion, and the right to participate in bonus and other compensation and benefit arrangements. As of March 17, 2008, the base salaries for Messrs. R.L. Waltrip, Ryan, Webb, Garrison and Tanzberger were $950,000, $900,000, $600,000, $375,000 and $400,000, respectively.

Pursuant to the agreements, in the event of termination of employment due to the executive’s voluntary termination, the executive will be entitled to receive (i) salary earned to the date of termination and (ii) any incentive compensation that had been determined by the Compensation Committee but not yet paid. In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, and (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the annual performance-based incentive bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”). In the event of termination by the Company without cause, the executive will be entitled to receive (i) bi-weekly salary continuation payments based on his rate of salary for two years, (ii) Pro Rated Bonus, and (iii) continuation of health benefits for eighteen months. In the event of termination by the Company for cause, the executive will not be entitled to any further payments under the employment agreement. “Cause” includes conviction of a crime involving moral turpitude, failure to follow Company policy or directives, willful and persistent failure to attend to his duties, gross negligence or willful misconduct, and violation of his obligations under the employment agreement.

In the event of a change of control of the Company (as defined below) and the subsequent termination of the executive without cause or voluntary termination by the executive for Good Reason (as defined below) during the two years following the change of control, the executive will be entitled to the following.

•	A lump sum equal to three, multiplied by the sum of the executive’s annual salary plus target annual performance-based incentive bonus (“Target Bonus”).

•	An amount equal to his target annual performance-based incentive bonus, prorated to the date of the change of control (“Partial Bonus”).

•	Continuation of health benefits for eighteen months.

“Good Reason” means relocation of the executive by more than 50 miles, reduction in base salary or bonus or other compensation programs, or reduction in the executive’s aggregate benefits.

If any payments under the employment agreement or under the benefit plans of the Company would subject the executive to any excise tax under the Internal Revenue Code (“IRC”), the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), he will be in the same after-tax position as if no excise tax had been imposed. The agreements have incorporated language requiring compliance with IRC § 409A which could result in delays of certain of the payments discussed above.

Upon termination of his employment, each executive (other than Mr. R.L. Waltrip) will be subject, at the Company’s option, to a non-competition obligation for a period of one year which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.

With regard to Mr. R.L. Waltrip, his employment agreement provides that he will be subject to a 10 year non-competition obligation. However, SCI will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.

Change of Control

Under the employment agreements, a change in control would include any of the following:

•	Any individual, entity or group acquires 20 percent or more of our common stock or voting securities (excluding certain acquisitions involving SCI or an SCI benefit plan or certain reorganization, merger or consolidation transactions);

•	Our incumbent directors cease to constitute a majority of our directors (our incumbent directors include persons nominated by the existing Board or Executive Committee);

•	Our shareholders approve certain reorganizations, mergers or consolidations; or

•	Our shareholders approve certain liquidations, dissolutions or sales of substantially all assets of SCI.

However, such a reorganization, merger, consolidation or sale of assets would not constitute a change of control if:

(1)	More than 60% of the surviving corporation’s common stock and voting shares is owned by our shareholders (in the same proportion that our shareholders owned shares in SCI before the transaction);

(2)	No person (excluding SCI, any benefit plan of SCI or the surviving corporation, and a person owning 20% of SCI common stock or voting securities before the transaction) owns 20% or more of the common stock or voting shares of the surviving corporation; and

(3)	A majority of the surviving corporation’s Board members were incumbent SCI directors when the transaction agreement was entered.

Former Executive Officer

In December 2007, the Company entered into an Executive Retirement and Consulting Agreement and General Release (the “Retirement Agreement”) with Mr. James M. Shelger, its former Senior Vice President, General Counsel and Secretary, who retired effective December 31, 2007. The Retirement Agreement requires Mr. Shelger to provide consultation services between December 31, 2007 and December 31, 2009. In return, Mr. Shelger will receive a total gross amount of $800,000, paid in bi-weekly installments of $15,385, commencing July 1, 2008 and continuing through June 30, 2010. Mr. Shelger has received for 2007 an annual performance-based incentive paid in cash of $372,000. As of December 31, 2007, Mr. Shelger was vested in 505,500 performance units under the Company’s Performance Unit Plan. Mr. Shelger also received a supplemental bonus payment of $40,000, less withholdings. Under the Retirement Agreement, Mr. Shelger was fully vested in his account balance under the Executive Deferred Compensation Plan, and the Company made an additional contribution of $147,684 to his account under such plan. Under the Retirement Agreement, Mr. Shelger was fully vested in all of his outstanding stock option awards and all service and transfer restrictions applicable to his restricted stock awards lapsed. The Retirement Agreement provides the Company shall pay Mr. Shelger an amount equal to the applicable premium payments for life insurance policies for the 2008 and 2009 calendar years, increased to reimburse Mr. Shelger for all applicable taxes. The Retirement Agreement permits Mr. Shelger to continue to participate in the Company’s group health plan at the premium rate as offered to an active employee through June 30, 2009, and entitles Mr. Shelger to reimbursements of certain medical premium expenses for the period between July 1, 2009 and December 31, 2009.

Potential Payments Upon Termination

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment. The amount of compensation payable to each Named Executive Officer (except for Mr. Shelger who retired effective December 31, 2007) in each situation is listed in the tables below. In addition, each Named Executive Officer will be entitled to receive his benefits described in the preceding tables titled “Pension Benefits” and “Nonqualified Deferred Compensation in 2007.” Mr. Shelger’s payments upon retirement are set forth in the preceding paragraph.

R.L. Waltrip

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-07	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,900,000	$2,850,000	$950,000	$950,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,850,000
Pro Rated Bonus		1,735,650		1,735,650	1,735,650
Partial Bonus			950,000
Long Term Incentives
Performance Units
2005-2007 (performance period)	$1,125,000	1,125,000	1,125,000	1,125,000	1,125,000
2006-2008 (performance period)	887,733	887,733	665,800	887,733	887,733
2007-2009 (performance period)	361,456	361,456	713,400	361,456	361,456
Stock Options
Unvested and Accelerated	1,835,265	1,835,265	1,835,265	1,835,265	1,835,265
Restricted Stock
Unvested and Accelerated	1,787,160	1,787,160	1,787,160	1,787,160	1,787,160
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated
Post-retirement Health Care		24,728	24,728
Life Insurance Proceeds					2,150,000
Disability Insurance Benefits				233,623
280G Tax Gross-up			0
Total:	$5,996,614	$9,656,992	$12,801,353	$8,915,887	$10,832,264

Thomas L. Ryan

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause	Change of Control:
Upon Termination as of 12-31-07	Termination	Termination	Involuntary or Good Reason Termination	Disability	Death
Compensation:
Base Salary		$1,800,000	$2,700,000	$900,000	$900,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,700,000
Pro Rated Bonus		1,644,300		1,644,300	1,644,300
Partial Bonus			900,000
Long Term Incentives
Performance Units
2005-2007 (performance period)		1,325,800	1,325,800	1,325,800	1,325,800
2006-2008 (performance period)		1,220,667	915,500	1,220,667	1,220,667
2007-2009 (performance period)		667,920	1,338,000	667,920	667,920
Stock Options
Unvested and Accelerated		2,824,866	2,824,866	2,824,866	2,824,866
Restricted Stock
Unvested and Accelerated		2,790,344	2,790,344	2,790,344	2,790,344
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			475,058	475,058	475,058
Post-retirement Health Care		29,264	29,264
Life Insurance Proceeds					4,779,355
Disability Insurance Benefits				4,956,235
280G Tax Gross-up			3,410,282
Total:		$12,303,161	$19,409,114	$16,805,190	$16,628,310

Michael R. Webb

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause	Change of Control:
Upon Termination as of 12-31-07	Termination	Termination	Involuntary or Good Reason Termination	Disability	Death
Compensation:
Base Salary		$1,200,000	$1,800,000	$600,000	$600,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			1,800,000
Pro Rated Bonus		1,096,200		1,096,200	1,096,200
Partial Bonus			600,000
Long Term Incentives
Performance Units
2005-2007 (performance period)		763,400	763,400	763,400	763,400
2006-2008 (performance period)		554,933	416,200	554,933	554,933
2007-2009 (performance period)		338,859	668,800	338,859	338,859
Stock Options
Unvested and Accelerated		1,398,671	1,398,671	1,398,671	1,398,671
Restricted Stock
Unvested and Accelerated		1,382,998	1,382,998	1,382,998	1,382,998
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			312,740	312,740	312,740
Post-retirement Health Care		29,264	29,264
Life Insurance Proceeds					3,636,983
Disability Insurance Benefits				4,300,218
280G Tax Gross-up			1,935,794
Total:		$6,764,325	$11,107,867	$10,748,019	$10,084,784

J. Daniel Garrison

		Involuntary
Executive Benefits and Payments	Voluntary	Not for Cause	Change of Control:
Upon Termination as of 12-31-07	Termination	Termination	Involuntary or Good Reason Termination	Disability	Death
Compensation:
Base Salary		$750,000	$1,125,000	$375,000	$375,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			675,000
Pro Rated Bonus		411,075		411,075	411,075
Partial Bonus			225,000
Long Term Incentives
Performance Units
2005-2007 (performance period)	361,600	361,600	361,600	361,600	361,600
2006-2008 (performance period)	249,733	249,733	187,300	249,733	249,733
2007-2009 (performance period)	135,533	135,533	267,500	135,533	135,533
Stock Options
Unvested and Accelerated	600,058	600,058	600,058	600,058	600,058
Restricted Stock
Unvested and Accelerated	589,173	589,173	589,173	589,173	589,173
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			153,582	153,582	153,582
Post-retirement Health Care		29,264	29,264
Life Insurance Proceeds					2,061,826
Disability Insurance Benefits				589,173
280G Tax Gross-up			886,531
Total:	$1,936,097	$3,126,436	$5,100,008	$3,464,927	$4,937,580

Eric D. Tanzberger

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-31-07	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$750,000	$1,125,000	$375,000	$375,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			675,000
Pro Rated Bonus		441,075		441,075	441,075
Partial Bonus			225,000
Long Term Incentives
Performance Units
2005-2007 (performance period)		160,800	160,800	160,800	160,800
2006-2008 (performance period)		194,267	145,700	194,267	194,267
2007-2009 (performance period)		135,533	267,500	135,533	135,533
Stock Options
Unvested and Accelerated		439,236	439,236	439,236	439,236
Restricted Stock
Unvested and Accelerated		537,188	537,188	537,188	537,188
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			115,989	115,989	115,989
Post-retirement Health Care		29,264	29,264
Life Insurance Proceeds					1,600,000
Disability Insurance Benefits				839,999
280G Tax Gross-up			919,408
Total:		$2,657,363	$4,640,085	$3,209,087	$3,969,088

Below is a description of the assumptions that were used in creating the tables above.

Base Salary and Annual Performance-Based Incentive Paid in Cash

The amounts of these elements of compensation are governed by the employment agreements. See “Executive Employment Agreements” herein above. At December 31, 2007, each of the employment agreements had a term expiring December 31, 2008, except for Mr. Shelger who retired effective December 31, 2007. In addition, the meaning of “change of control” as used in the tables is set forth in the employment agreements.

Performance Units, Stock Options and Restricted Stock

The amounts pertaining to the performance units, stock options and restricted stock are governed by the terms of their respective awards. See the discussion following the table “Grants of Plan-Based Awards” herein above. With respect to unvested performance units, restricted stock and stock options, the tables assume that accelerated vesting for voluntary termination at retirement occurs in the discretion of the Compensation Committee at age 60 with ten years of service or at age 55 with 20 years of service.

As discussed previously, performance units vest 100% upon a change of control and are paid at target. For other terminations (including death, disability, certain retirements and termination not for cause), the performance units become vested pro rata, but are not paid until after the expiration of their three year periods. For purposes of the tables above, these pro rata payments are estimated based upon calculations which assume the performance period of each performance unit ended December 31, 2007. Regarding the performance units for the 2005-2007 performance period, the amounts reported in the columns represent the awards actually payable at the end of the three year performance period and do not represent any enhancements due to termination of employment.

For stock option amounts, the tables provide values for options which would become vested upon a termination event. The values are based upon the difference between the closing market price of SCI stock of $14.05 per share on December 31, 2007, and the actual exercise prices of the options. The amounts of unvested options and their exercise prices are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2007” herein above.

For restricted stock amounts, the tables provide values for restricted stock which would become vested upon termination events shown in the tables. The values are calculated by multiplying the unvested amounts of restricted stock by $14.05, the closing market price of SCI stock on December 31, 2007. The amounts of unvested restricted stock are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2007” herein above.

Other Benefits

In the tables, the amounts of Nonqualified Deferred Compensation are the unvested amounts pertaining to each executive’s interest in the Executive Deferred Compensation Plan. For a discussion of vesting, see the discussion following the table “Nonqualified Deferred Compensation in 2007” herein above.

The amounts of Post-retirement Health Care represent Company estimates of the value of these benefits.

The amounts of Disability Insurance Benefits are based upon the present value of the future stream of disability payments the executive would receive if he remained disabled for the maximum period covered by the insurance policies. The present value calculations were made using an assumed interest rate of 5% per year.

280G Tax Gross-up

Upon a change in control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executives as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon executive as a result of the Company’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% medicare tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to executive executing a non-competition agreement.

Compensation of Directors

The compensation of directors is described under “Election of Directors — Director Compensation” herein above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Board members who served on the Compensation Committee during 2007 were Messrs. Alan R. Buckwalter, III, Anthony L. Coelho, Malcolm Gillis, Victor L. Lund and John W. Mecom, Jr. No member of the Compensation Committee in 2007 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

CERTAIN TRANSACTIONS

For 2007, SCI paid $142,746 in compensation and 401(k) plan contributions to Mr. Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Mr. Stephen M. Mack, Senior Vice President Middle Market Operations of the Company.

In 1996, the family of Mr. Sumner James Waring, III, Senior Vice President Major Market Operations, sold its business to SCI. In 2007, the Company paid $88,500 in 2007 to Mr. Waring’s parents for services under a consulting agreement, and the Company extended the consulting agreement through 2008. In 2007, the Company leased office space from a company owned by Mr. Waring’s parents and paid rent in the amount of $70,850. The Company expects to continue the lease for up to six months in 2008 on a month-to-month basis, after which the Company expects to enter a new lease for different office space with a company owned by Mr. Waring’s parents for rent of $1,057 per month for a term of 12 months. In addition, Mr. Waring’s parents own a company that leases funeral homes to the Company under a lease expiring in 2016 for which the Company paid rent of $200,000 in 2007.

Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. During 2007, BHMS was one of the investment managers of portfolios of independent trusts which hold funds collected from consumers in connection with preneed funeral sales and preneed cemetery sales. The process by which such portfolio managers are chosen and overseen is outlined above under the section entitled “Board of Directors — Board Committees — Investment Committee”. During 2007, BHMS managed on average approximately $192,246,000 for such trusts and was managing approximately $172,158,000 at the end of 2007. Such trusts are prohibited from investing in SCI stock or other SCI securities. For such services, the trusts paid fees of $504,730 to BHMS for 2007. It is expected that BHMS will continue to act as an investment manager for such trusts during 2008.

In February 2007, the Company adopted a written policy regarding “related person transactions” which are required to be disclosed under SEC rules. Generally, these are transactions that involve (i) the Company, (ii) a director, officer or 5% shareholder, or family member or affiliates, and (iii) an amount over $120,000. Under the policy, our General Counsel will review any related person transaction with our Nominating and Corporate Governance Committee or its Chairman. Then, the committee or the Chairman will make a determination whether the transaction is consistent with the best interests of the Company and our shareholders. In February 2008, the Nominating and Corporate Governance Committee, reviewed and approved the transactions reported above.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The table below sets forth information with respect to any person who is known to the Company as of March 17, 2008 to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount
Name and Address	Beneficially		Percent
of Beneficial Owner	Owned		of Class

FMR LLC, Fidelity Management & Research Company, Fidelity Leveraged Co. Stock Fund and Edward C. Johnson, 3d	41,800,826	(1)	15.0%
82 Devonshire Street Boston, Massachusetts 02109
Barrow, Hanley, Mewhinney & Strauss, Inc.	29,662,940	(2)	10.6%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
Vanguard Windsor Funds — Vanguard Windsor II Fund 23-2439132	25,080,100	(3)	9.0%
(“Windsor II”) 100 Vanguard Blvd Malvern, Pennsylvania 19355

(1)	Based on a filing made by the named companies and person on February 27, 2008, which reported sole voting power for 3,247,097 shares, shared voting power for no shares, sole investment power for 41,800,826 shares and shared investment power for no shares.

(2)	Based on a filing made by Barrow, Hanley, Mewhinney & Strauss, Inc. on February 13, 2008, which reported sole voting power for 740,240 shares, shared voting power for 28,922,700 shares, sole investment power for 29,662,940 shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 25,080,100 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(3)	Based on a filing made by the named fund on February 14, 2008, which reported sole voting power for 25,080,100 shares, shared voting power for no shares, sole investment power for no shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 25,080,100 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

The table below sets forth, as of March 17, 2008, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer (other than James M. Shelger who is no longer an officer), each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted. Securities that have been pledged are disclosed in the notes.

			Right to Acquire Ownership
	Shares		Under Options Exercisable	Percent
Name of Individual or Group	Owned		Within 60 Days	of Class

R. L. Waltrip	1,773,785	(1)	2,853,132	1.7%
Thomas L. Ryan	526,192		948,100	*
Michael R. Webb	336,807		662,866	*
J. Daniel Garrison	160,690		450,846	*
Eric D. Tanzberger	114,674		336,100	*
Alan R. Buckwalter	67,587	(2)	—	*
Anthony L. Coelho	101,808	(3)	—	*
A. J. Foyt, Jr.	155,553	(4)	—	*
Malcolm Gillis	40,350		—	*
Victor L. Lund	92,235		—	*
John W. Mecom, Jr.	80,199		—	*
Clifton H. Morris, Jr.	128,227	(5)	—	*
W. Blair Waltrip	2,146,202	(6)	—	*
Edward E. Williams	237,894		—	*
Executive Officers and Directors as a Group (25 persons)	6,147,091		6,764,422	4.9%

*	Less than one percent

(1)	Includes 468,384 shares held in trusts under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers; Mr. R.L. Waltrip disclaims beneficial ownership of such shares. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (5). Also includes 470,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers.

(2)	Includes 6,400 shares held by Mr. Buckwalter as custodian for family members. Mr. Buckwalter has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

(3)	Includes 36,300 shares owned by Mr. Coelho which are pledged.

(4)	Includes 17,885 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 1,125 shares owned by Mr. Foyt’s wife.

(5)	Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.

(6)	Includes 152,204 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 1,072,224 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 105,357 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (1). Also includes 90,000 shares held by a charitable foundation of which Mr. W. Blair Waltrip is President.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee’s functions are detailed in the section entitled “Board of Directors — Board Committees — Audit Committee” above. The Audit Committee Charter is available for viewing on the SCI’s home page, www.sci-corp.com, and is also available in print to any shareholder who requests it.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees of public companies. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards), as modified or supplemented. The Audit Committee received a written disclosure letter from the Company’s independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented. The Audit Committee has also reviewed the independence of the independent registered public accounting firm considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Victor L. Lund, Chair
Alan R. Buckwalter, III
Malcolm Gillis
Clifton H. Morris
Edward E. Williams

PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, and such representative will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection.

Audit Fees and All Other Fees

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services. All of the fees set forth below were pre-approved by the Audit Committee.

Audit Fees

Fees for audit services were $4,400,000 in 2007 and $6,588,000 in 2006, including fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit- Related Fees

Fees for audit-related services totaled $3,688,000 in 2007 and $201,000 in 2006. Audit-related services in 2007 were related to the audits of stand-alone financial statements for certain of the Company’s locations sold to StoneMor Partners L.P. in 2007.

Tax

Fees for tax services, including tax compliance, tax advice and tax planning, were $137,000 in 2007 and $35,000 in 2006. Fees for tax services in both years were primarily related to compliance work in the Company’s international operations.

All Other Fees

Fees for all other services not described above were approximately $3,000 in 2007 and $3,500 in 2006. Amounts for both years were for research database licensing fees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2007 were timely filed.

Proxy Solicitation

In addition to solicitation by mail or internet, further solicitation of proxies may be made by mail, facsimile, telephone or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefore, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners.

Other Business

The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

Any proposal to be presented by a shareholder at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company by December 4, 2008, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2009 Annual Meeting of Shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Secretary, no earlier than January 14, 2009 and no later than February 3, 2009. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary, Service Corporation International, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope. Thank you.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

April 3, 2008

Annex A

COMPARISON GROUP COMPANIES
From Towers Perrin 2007 Executive Compensation Database

3M
AAI
Abbott Laboratories
Accenture
ACH Food
Advanced Medical Optics
Advanced Micro Devices
ADVO
Aerojet
Air Products and Chemicals
Alcatel USA
Alcoa
Alcon Laboratories
Allergan
Alliant Techsystems
Alstom Power
Altana Pharma
Altria Group
America Online
American Airlines
American Standard
Ameron
AMETEK
Amgen
Ann Taylor Stores
Apple Computer
Applied Materials
ARAMARK
ArvinMeritor
Ashland
AstraZeneca
AT&T
Austin Industries
Automatic Data Processing
Avaya
Avery Dennison
BAE Systems — CNI Division
Barnes Group
Barrick
Baxter International
Bayer
Bayer CropScience
Beckman Coulter
BellSouth
Best Buy
Big Lots
Black & Decker
Bob Evans Farms
Boehringer Ingelheim
Boeing
Boston Scientific
Bracco Diagnostics
Brady
Brinker International
DuPont
Eastman Chemical
Eaton
eBay
Ecolab
EDS
Elan Pharmaceuticals
Eli Lilly
EMC
EMCOR Group
Emdeon
Emerson
EnCana Oil & Gas USA
Engelhard
Equifax
Fairchild Controls
FANUC Robotics America
FANUC Robotics America
Federated Department Stores
Fleetwood Enterprises
Fluke
Fluor
Ford
Forest Laboratories
Fortune Brands
Freightliner
G&K Services
Gap
Gartner
GATX
Genentech
General Dynamics
General Mills
General Motors
Genzyme
Georgia Gulf
Gilead Sciences
GlaxoSmithKline
Goodrich
Goodyear Tire & Rubber
Gorton’s
GROWMARK
GTECH
H.B. Fuller
H.J. Heinz
Haemonetics
Harley-Davidson
Harman International Industries
Harsco
Hasbro
Hawaiian Telecom
HBO
Herbalife International of America
Hercules
Herman Miller
Hershey Foods
Hess
Hewlett-Packard
Hexcel
Hilton Hotels
HNI
Hoffmann-La Roche
Honeywell
Houghton Mifflin
Hovnanian Enterprises
AC/InterActive Corp
IBM
ICI Paints North America
IDEX
IKON Office Solutions
IMS Health
Ingersoll-Rand
Intel
InterContinental Hotels
International Flavors & Fragrances
International Paper
International Truck & Engine
Irving Oil
Itochu International
ITT — Corporate
ITT — Defense
ITT — Motion and Flow Control
J.C. Penney Company
J.M. Smucker
J.R. Simplot
Jack in the Box
Jacobs Engineering
Jarden Corporation
JM Family
John Crane
Johns-Manville
Johnson & Johnson
Johnson Controls
Jostens
Kaman Industrial Technologies
KB Home
Kellogg
Kennametal
Kerr-McGee
Kimberly-Clark
King Pharmaceuticals
Kinross Gold
Kohler
Kraft Foods
Lafarge North America
Land O’Lakes
Lear
Lexmark International
Lorillard
Lucent Technologies
Marriott International
Martin Marietta Materials
Mary Kay
Masco
McDermott
McDonald’s
McGraw-Hill
MDS Laboratory Service
MeadWestvaco
Medco Health Solutions
Media General
MedImmune
Medtronic
Merck
Meredith
Metaldyne
Methode Electronics
Microsoft
Milacron
Millennium Pharmaceuticals
Millipore
Mine Safety Appliances
Mission Foods
Modine Manufacturing
Molex
Molson Coors Brewing
Monaco Coach
Motorola
MSC Industrial Direct
Nalco
National Semiconductor
National Starch & Chemical
NCS Pearson
Nestle USA
NIKE
Noranda Aluminum
Norfolk Southern
Nortel Networks
Northrop Grumman
Novartis
Novartis Consumer Health
Novartis Pharmaceuticals
Novo Nordisk Pharmaceuticals
Occidental Petroleum
Omnova Solutions
Organon
Packaging Corporation of America
Panasonic Corporation of North America
Par Pharmaceutical
Parker Hannifin
Parsons
PepsiCo
PerkinElmer
Pernod Ricard USA
Pfizer
Phelps Dodge
Philips Electronics North America
Plexus
PPG Industries
Procter & Gamble

A-1

ProQuest
Purdue Pharma
QLT
QUALCOMM
Qwest Communications
Ralcorp Holdings
Raytheon
Revlon
Reynolds American
Reynolds and Reynolds
Rich Products
Rinker Materials
Rio Tinto
RISO
Robert Bosch
Roche Diagnostics
Roche Palo Alto
Rockwell Automation
Rockwell Collins
Rohm and Haas
Russell Corporation
S.C. Johnson
Sabre
Safeway
Sanofi-Aventis
Schering-Plough
Schneider Electric
Schwan’s
Science Applications International
Scotts Miracle-Gro
Seagate Technology
Sherwin-Williams
Siemens
Sigma-Aldrich
Sirius Satellite Radio
Sodexho
Solvay America
Solvay Pharmaceuticals
Sonoco Products
Sony Electronics
Sports Authority
Springs Global
Sprint Nextel
St. Jude Medical
St. Lawrence Cement
Standard Register
Staples
Starbucks
Starwood Hotels & Resorts
Steelcase
Sun Microsystems
SunGard Data Systems
Sunoco
Syngenta
TAP Pharmaceuticals
Target
TDS Telecom
Terex
Texas Instruments
Textron
Thomas & Betts
Thomson
Time Warner
Time Warner Cable
Toro
Tupperware
Tyco Electronics
UCB
Unilever United States
Union Pacific
Unisys
United Parcel Service
United States Cellular
United Stationers
United Technologies
USG
Valero Energy
Verizon
Verizon Wireless
Vertex Pharmaceuticals
Viacom
Vistar
Visteon
Vulcan Materials
W.R. Grace
Walt Disney
Washington Group
Waste Management
Watson Pharmaceuticals
Wendy’s International
Westinghouse Savannah River
Weyerhaeuser
Wm. Wrigley Jr.
Wyeth
Xerox
Yahoo!
Yum! Brands

A-2

Annex B

VALUE LINE GROUP COMPANIES
As of March 31, 2007

Acuity Brands Inc.	Matthews International Corp
American Standard Cos Inc	McDermott International Inc.
AMETEK Inc.	Moneygram International Inc.
Barnes Group Inc.	Myers Industries Inc.
Brinks Co.	Oakley Inc.
Chemed Corp	Parker-Hannifin Corp
Crane Co.	Park Ohio Holdings Corp.
Danaher Corp	Pentair Inc.
ESCO Technologies Inc	Sequa Corp
Fortune Brands Inc.	SPX Corp
GATX Corp.	Standex International Corp
GenCorp Inc.	Stewart Enterprises Inc.
Griffon Corp.	Teleflex Inc.
Hillenbrand Industries Inc.	Textron Inc.
Honeywell International Inc.	Tyco International Ltd.
ITT-Corp	United Technologies Corp.
Kadant Inc.	Valmont Industries Inc.
Kaman Corp	Walter Industries Inc

B-1

Annex C

2008 GROUP COMPANIES
With Revenue of $1-3 Billion

A.O. Smith Corp.
Advanced Medical Optics Inc.
Alexander & Baldwin Inc.
Allergan Inc.
American Greetings Corp.
Ann Taylor Stores Corp.
Applera Corp-Applied Biosystems Group
Armstrong World Industries Inc.
Beckman Coulter Inc.
Bob Evans Farms Inc.
Brady Corp.
Burger King Holdings Inc.
Callaway Golf Co.
Carpenter Technology Corp.
Celgene Corp.
Cephalon Inc.
Chesapeake Corp.
Cincinnati Bell Inc.
Coach Inc.
Comfort Systems USA Inc.
Constar International Inc.
Cooper Tire & Rubber Co.
Dade Behring Holdings Inc.
DENTSPLY International Inc.
Discovery Holding Co.
Dollar Thrifty Automotive Group Inc.
Donaldson Co. Inc.
Dow Jones and Co. Inc.
Equifax Inc.,
Fleetwood Enterprises Inc.
Forest Laboratories Inc.
GATX Corp.
Genzyme Corp.
Gilead Sceiences Inc.
Global Crossing Ltd.
Grace (WR) & Co.
H.B. Fuller Co.
Harman International Industries Inc.
Harsco Corp.
Hasbro Inc.
Hayes Lemmerz International Inc.
Hercules Inc.

HNI Corp.
Hospira Inc.
IDEX Corporation
International Flavors & Fragrances Inc.
International Game Technology
Invitrogen Corp.
Iron Mountain Inc.
J.M. Smucker Co. (The)
Jack in the Box Inc.
Kaman Corp
Kennametal Inc.
King Pharmaceuticals Inc.
Level 3 Communications Inc.
Louisiana-Pacific Corp.
Magellan Midstream Partners LP
Martin Marietta Materials Inc.
Media General Inc.
Millipore Corp.
MSC Industrial Direct Co. Inc.
National Semiconductor Corp.
New York Times Co. (The)
PerkinElmer Inc.
Plexus Corp.
Plum Creek Timber Co. Inc.
PolyOne Corp.
Respironics Inc.
Scotts Miracle Gro Company (The)
Steelcase Inc.
Tektronix Inc.
Tele Tech Holdings Inc.
Terra Industries Inc.
Thomas & Betts Corp.
Tiffany & Co.
Toro Co. (The)
Trinity Industries Inc.
Tupperware Brands Corp.
Valmont Industries Inc.
Viad Corp.
Watson Pharmaceuticals Inc.
Wendy’s International Inc.
Winnebago Industries Inc.

C-1

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

SERVICE CORPORATION INTERNATIONAL
ATTN: INVESTOR RELATIONS
1929 ALLEN PARKWAY
HOUSTON, TX 77019
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Service Corporation International in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Service Corporation International, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SERVC1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERVICE CORPORATION INTERNATIONAL			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors
1.	ELECTION OF DIRECTORS. (The Board recommends a vote FOR all of the nominees).		☐	☐	☐

	Nominees:	01) Thomas L. Ryan
02) Malcolm Gillis
03) Clifton H. Morris, Jr.
04) W. Blair Waltrip

Vote On Proposal

		For	Against	Abstain
2.	Approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2008. (The Board recommends a vote FOR this proposal).	☐	☐	☐

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.
Please sign exactly as the name appears hereon. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

For address changes and/or comments, please check this box ☐ and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

SERVICE CORPORATION INTERNATIONAL
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For The Annual Meeting of Shareholders May 14, 2008
The undersigned hereby appoints Thomas L. Ryan, Gregory T. Sangalis and Eric D. Tanzberger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the “Company”) to be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas 77090 on Wednesday, May 14, 2008, at 9:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors and FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PLEASE VOTE, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
Change of Address/Comments:

(If you noted a Change of Address/Comments above,
please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on the reverse side.)

SERVICE CORPORATION INTERNATIONAL
P.O. BOX 11270
NEW YORK, N.Y. 10203-0270